Press Release:

For Immediate Release

KMG America Corporation Responds to A.M. Best’s Change in Ratings Outlook

Minneapolis, MN, March 29, 2007 – KMG America Corporation (the “Company” or “KMG America”) (NYSE: KMA) announced today that A.M. Best, following an annual review of the Company and its operating subsidiary, Kanawha Insurance Company, affirmed Kanawha’s financial strength rating of “A-“ but revised its outlook from “stable” to “negative”.

A.M. Best cited Kanawha’s concentration in long term care and stop loss business and challenges it faces building the group and voluntary business as major factors in the decision. A.M. Best also referenced Kanawha’s historical statutory operating losses.

KMG America’s Chief Executive Officer, Kenneth Kuk, responded that “I am disappointed with A.M. Best’s decision, especially in view of the progress we have made in achieving the operating objectives we established with them for 2005 and 2006. This action may necessitate a material change in our approach to the worksite market.”

As a result of A.M. Best’s decision, the Company may not be able to compete in certain markets, which could require changes to the Company’s strategy and operations that may result in special charges as early as the first quarter of 2007. An A- rating with a negative outlook may preclude Kanawha from participating in certain markets, which are key to the Company’s growth and financial strength under its current business strategy.

It is the Company’s intention to complete a thorough review of the consequences of A.M. Best’s actions and possible steps the Company may take in response, including among other things, actions that might restore an A- “stable” rating. The Company will be prepared to discuss any strategy changes and financial implications at the first quarter 2007 earnings conference call, scheduled for May 7.

Until this review is completed, the Company is no longer comfortable with its 2007 earnings guidance provided earlier in 2007.

About KMG America Corporation

KMG America Corporation is a holding company that was formed to acquire Southeastern regional insurance company, Kanawha Insurance Company, and to operate and grow Kanawha’s insurance and other related businesses nationwide. KMG America offers a broad mix of individual and group insurance products and stop-loss coverage, along with third-party administration services to employers and to working Americans. For more information visit: www.kmgamerica.com.

Forward Looking Information and Cautionary Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause the Company’s actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to: implementation of its business strategy; hiring and retaining key employees; predicting and managing claims and other costs; fluctuations in its investment portfolio; financial strength ratings of its insurance subsidiary; government regulations, policies and investigations affecting the insurance industry; competitive insurance products and pricing; reinsurance costs; fluctuations in demand for insurance products; possible recessionary trends in the U.S. economy; and other risks that are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements.

There can be no assurances that the Company will be able to successfully develop or implement business strategies that will enable the Company to restore an A- “stable” rating or to operate profitably with a lower rating or outlook. The lower outlook and the actions the Company may need to take in response, may have a material adverse effect on the Company’s results of operations, financial condition and growth prospects. Investors are encouraged to read the financial strength rating risk factors in the Company’s 2006 10-K.

Contact:	Tim Daniels
Ph: (952) 930-4807
Tim.daniels@kmgamerica.com